EX 4.7.13 - Supplemental Translation to Bidding Document 2
Part 1
Tender

ShangHai MacroProcess Technology Co.,Ltd

Shenyang Sunshine Pharmaceutical Company Limited
Compressed Air and Process Gas System
Bidding Documents
Tender

1F，building A ,No.168 LuoYang Rd, Shanghai, China 201100

T:021 54306717 F: 021 54306718
Page 1 / Total 19
Content
1. Quotation document	2
1.1. Qualification of legal representative	2
1.2. Power of attorney from legal representative	3
1.3. ID Card copy of legal representative	4
1.4. Tender	5
1.5. Quotation list	6
2. Item quotation list	8
2.1. Compressed air system material list and quotation	8
2.2. Nitrogen piping system material list and quotation	11
2.3. Oxygen piping system material list and quotation	13
2.4. Carbon dioxide piping system material list and quotation	15
2.5. Cost of welding spot	17
2.6. Quantity list of accessories for system	18
2.7. Quotation for authentication service	19
Shenyang Sunshine Pharmaceutical Company Limited
Compressed Air and Process Gas System
Bidding Documents
Tender

1F，building A ,No.168 LuoYang Rd, Shanghai, China 201100

T:021 54306717 F: 021 54306718

Page 2 / Total 19
1. Quotation document
1.1. Qualification of legal representative
Qualification of legal representative
Name of organization: ShangHai MacroProcess Technology Co.,Ltd
Address: 1F，building A ,No.168 LuoYang Rd, Shanghai
Operating period: 26th July 2007 -25th July 2017
Name: Wang Wei
Gender: Male
Name: 36
Title: Legal representative
Here by prove that Mr. Wang Wei, the legal representative of ShangHai MacroProcess Technology Co.,Ltd, is entitled to sign the tender document regarding to this tender, negotiate the contract and deal with all matters therein.
Tender unit (stamp): ShangHai MacroProcess Technology Co.,Ltd
Date: 15th January 2009
Shenyang Sunshine Pharmaceutical Company Limited
Compressed Air and Process Gas System
Bidding Documents
Tender

1F，building A ,No.168 LuoYang Rd, Shanghai, China 201100

T:021 54306717 F: 021 54306718

Page 3 / Total 19
1.2. Power of attorney from legal representative
Power of attorney from legal representative
Shenyang Sunshine Pharmaceutical Company Limited:
This power of attorney declares: I, Wang Wei, the legal representative of ShangHai MacroProcess Technology Co.,Ltd, 1F，building A ,No.168 LuoYang Rd, Shanghai, now sign on behalf of the company to authorize the sales Manager Zhang Song acting as the legal agent who will attend the tender of Compressed Air and Process Gas System project organized by Shenyang Sunshine Pharmaceutical Company Limited. Out company will bear all responsibilities on the signature of the agent upon all documents and actions.
The agent shall be not allowed to transfer the authorization.
This authorization has come into force since 15th January 2009.
Agent: Zhang Song, Gender: Male, Age: 35
Unit: ShangHai MacroProcess Technology Co.,Ltd  Title: Sales Manager
Address: 1F，building A ,No.168 LuoYang Rd, Shanghai
Bidder: (common seal) ShangHai MacroProcess Technology Co.,Ltd
Legal representative: (seal)
15th January 2009
Shenyang Sunshine Pharmaceutical Company Limited
Compressed Air and Process Gas System
Bidding Documents
Tender

1F，building A ,No.168 LuoYang Rd, Shanghai, China 201100

T:021 54306717 F: 021 54306718

Page 4 / Total 19
1.3. ID Card copy of legal representative
Shenyang Sunshine Pharmaceutical Company Limited
Compressed Air and Process Gas System
Bidding Documents
Tender

1F，building A ,No.168 LuoYang Rd, Shanghai, China 201100

T:021 54306717 F: 021 54306718

Page 5 / Total 19
1.4. Tender
Tender
To Shenyang Sunshine Pharmaceutical Company Limited:
We have received your tender documents regarding to Compressed Air and Process Gas System, and we decided to attend the tender. The Sales Manager Zhang Song is authorized to submit the following documents, 1 original and 2 copy on behalf of our company. Meanwhile, we are willing to abide by the following requirement:

1、Acknowledge and be willing to supply, install, debug and maintain the Compressed Air and Process Gas System according the rules and requirements in various tender documents.

2、The total quotation is 1,322,028.71 Yuan, and the promised supply period is 50 calendar days, installation period 60 calendar days, and the installation quality should live up to GMP requirement.

3、Be willing to fulfill the responsibility and obligation according to the law of contract and Law of the People's Republic of China on Tenders and Bids.

4、In the event we win the tender, we will perform all requirements in the tender document and finish the task with proper time, quality and quantity.

5、We are willing to provide all information required in the tender document.

6、We understand that the lowest quotation is not the only condition to win.

7、We agree to pay tender bond according the tender document and observe all regulations regarding to tender.

8、We tender is effective with 60 days after bid opening.

9、Please send all correspondences to the following address:

Address: 1F，building A ,No.168 LuoYang Rd, Shanghai
Tele: 021-54306717/ 13901375676 fax: 021-54306718
Bidder: (common seal) ShangHai MacroProcess Technology Co.,Ltd
Legal representative: (seal)

Date：__

Translation of other English bidding documents refers to the PDF. The part not being translated could be: Price Breakdown for PRO Distributiong System.